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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest Event
                           Reported) July 29, 1997


               SEQUOIA MORTGAGE FUNDING CORPORATION, (as depositor under the Amended and Restated Deposit Trust Agreement, dated as of July 17, 1997, providing for the issuance of the Sequoia Mortgage Trust 1 Collateralized Mortgage Bonds).


                      SEQUOIA MORTGAGE FUNDING CORPORATION
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             (Exact name of registrant as specified in its charter)


         Delaware                     333-22681                91-1771827
(State or Other Jurisdiction        (Commission             (I.R.S. Employer
     of Incorporation)               File Number)          Identification No.)


591 Redwood Highway
Suite 3120
Mill Valley, California                                          94941
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(Address of Principal                                          (Zip Code)
 Executive Offices)


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        Registrant's telephone number, including area code (415) 381-1765
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Item 5. Other Events.

Description of the Certificates and the Mortgage Pool

        Sequoia Mortgage Trust 1 (the "Issuer") and First Union National Bank (the "Bond Trustee") entered into an indenture, dated as of June 1, 1997 (the "Indenture"), pursuant to which the Sequoia Mortgage Trust 1 Collateralized Mortgage Bonds were issued. The Indenture is annexed hereto as Exhibit 99.1.

        The Issuer, the Bond Trustee, Norwest Bank Minnesota, N.A. (the "Master Servicer") and Redwood Trust, Inc. ("Redwood") entered into a master servicing agreement, dated as of June 1, 1997 (the "Master Servicing Agreement"), providing for the master servicing of the mortgage loans granted by the Issuer to the Bond Trustee under the Indenture as security for Sequoia Mortgage Trust 1 Collateralized Mortgage Bonds. The Master Servicing Agreement, without Schedules I, V, VI or VII, is annexed hereto as Exhibit 99.2.


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Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits:

        99.1. The Indenture, dated as of June 1, 1997, by and between the Issuer and the Bond Trustee.


        99.2. The Master Servicing Agreement, dated as of June 1, 1997, among the Issuer, the Bond Trustee, the Master Servicer and Redwood, without Schedules I, V, VI or VII.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SEQUOIA MORTGAGE FUNDING CORPORATION


                                      By:  /s/ Vickie L. Rath
                                           -------------------------------------
                                           Vickie L. Rath
                                           Treasurer & Assistant
                                           Secretary


Dated:  July 29, 1997


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                                  Exhibit Index


Exhibits
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
99.1.   The Indenture, dated as of June 1, 1997, by and between the Issuer and the Bond Trustee.

99.2.   The Master Servicing Agreement, dated as of June 1, 1997, among the
        Issuer, the Bond Trustee, the Master Servicer and Redwood, without
        Schedules I, V, VI or VII.


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